EXHIBIT 99.1

For Immediate Release: June 27, 2018
For more information: Nelson Switzer +1 (450) 951-8555 publicaffairs@loopindustries.com

Loop Industries announces world’s first integrated waste to Loop™ PET resin manufacturing technology

Revolutionary new manufacturing process will position Loop to commercialize its Generation II technology and disrupt how PET resin and polyester fiber is recycled and manufactured

Terrebonne, Quebec--June 27, 2018 – Loop Industries, Inc. (Nasdaq:LOOP) announced that, as a next step in commercializing its Generation II technology, it is designing a fully integrated manufacturing facility to upcycle waste PET and polyester fiber into virgin quality Loop™ PET resin and polyester fiber. Loop is in the process of engaging engineering partners to complete the integrated design.

“A fully integrated start-to-finish process will soon exist to commercialize Loop’s innovative Generation II technology and help tackle the global plastic crisis,” said Daniel Solomita, CEO and Founder of Loop. “These facilities will make it possible for all forms of waste PET and polyester fiber, even ocean plastics that have been degraded by the sun and saltwater, to be fully recovered and upcycled into PET of the highest purity and performance quality.”

This integrated innovation will join Loop’s proprietary depolymerization technology with state of the art PET production processes, allowing plastic waste to be utilized as feedstock to produce Loop™ PET resin and facilitate the transition to a circular economy. The technology will take waste PET and polyester fiber that can include PET plastic bottles and packaging of any color, transparency or condition, and carpet and other polyester textiles that may contain colours, dyes or additives and separate the PET from all contaminants to produce virgin quality FDA-approved food-safe Loop™ PET resin and polyester fiber.

“To encourage more recycling at the community level and reduce climate causing emissions, Loop facilities are planned to be optimally located adjacent to large population centers where ample feedstock can be found,” added Mr. Solomita.

This integrated manufacturing design will be the basis for Loop’s commercialization strategy, which is now the company’s focus in order to capitalize on its technology and respond to the demands of consumers, governments, non-governmental organizations and brand owners who have committed to ambitious sustainability targets.

About Loop Industries, Inc.

Loop’s mission is to accelerate the world’s shift toward sustainable plastic and away from our dependence on fossil fuels. Loop has created a revolutionary technology poised to disrupt the plastics industry. This ground-breaking technology decouples plastic from fossil fuels by depolymerizing waste polyester plastic to its base building blocks (monomers). The monomers are then repolymerized to create virgin-quality polyester plastic that meets FDA requirements for use in food-grade packaging. Loop™ branded polyester resin allows consumer goods companies to meet and exceed their stated sustainability goals and circular ambitions. For more information, please visit www.loopindustries.com.

Forward-Looking Statements

This news release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) commercialization of our technology, (ii) development and protection of our intellectual property, (iii) unexpected industry competition, (iv) the need to raise capital to meet business requirements, (v) our manufacturing facility, and (vi) and our ability to sell our products in order to generate revenues. More detailed information about Loop and the risk factors that may affect the realization of forward looking statements is set forth in our filings with the Securities and Exchange Commission (SEC). Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

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